Exhibit 99.1

Covidien Reports Second-Quarter Fiscal 2014 Results

•	Net sales up 3% (up 4%, excluding foreign exchange rate movement)

•	Second-quarter diluted GAAP earnings per share were $0.97; excluding specified items, adjusted diluted earnings per share were $0.96

DUBLIN, Ireland - April 25, 2014 - Covidien plc (NYSE: COV) today announced financial results for the second quarter of fiscal 2014. Second-quarter net sales of $2.60 billion increased 3% from the $2.53 billion in the second quarter a year ago. Operational sales growth was 4% in the second quarter, as foreign exchange rate movement lowered the quarterly sales growth rate by just over one percentage point.
“As we continue to invest in and execute our global strategy, we are seeing results in line with our year-to-date expectations” said José E. Almeida, chairman, president and CEO, Covidien. “With the impact of the medical device tax annualized and, at today’s rates, the majority of the negative currency impact behind us, we expect the company to return to double-digit EPS growth, possibly as soon as the third quarter.”
During the second quarter of 2014, Covidien continued to execute on its strategy of innovation, customer-focused portfolio management, emerging markets growth and driving operational leverage. Recent highlights include:

•	Completing the acquisition of Given Imaging, which provides the company additional scale and scope to serve the multibillion dollar global gastrointestinal market.

•
Launching the Endo GIA™ Reinforced Reload with Tri-Staple™ technology in both the U.S. and Japan and rolling out additional products including the Puritan Bennett™ 980 ventilator, Symbotex™ Composite Mesh for hernia repair and Kangaroo™ Feeding Tube with IRIS Technology.

•	Opening a Covidien Center for Innovation in India, the company’s first medical training and education center in the country.

•
Acquiring approximately 1.2 million ordinary shares under a previously announced share buyback program, returning over $2.0 billion to shareholders over the last twelve months through share repurchases and dividends.

Second-quarter 2014 gross margin of 58.4% decreased 2.0 percentage points from 60.4% in the prior-year period. On an adjusted basis, excluding the specified items shown on the attached quarterly Non-GAAP reconciliations table, second-quarter 2014 gross margin of 58.6% was 1.8 percentage points below that of a year ago. The decline in gross margin primarily resulted from unfavorable foreign exchange.
Selling, general and administrative (SG&A) expenses for the second quarter of 2014 were above those of the prior-year quarter, largely due to an environmental charge recorded during the current quarter related to a site located in Orrington, Maine. On an adjusted basis, SG&A as a percent of sales decreased 110 basis points as a result of productivity improvements. Research and development (R&D) expenses in the second quarter of 2014 increased 11% and represented 5.2% of sales, versus 4.8% of sales a year ago. The 5.2% represents the company’s highest level of adjusted R&D spending to date, as the company continues to invest in its strategic initiatives to drive future growth.
In the second quarter of 2014, the company reported operating income of $582 million, versus $522 million in the same period the year before. Second-quarter 2014 adjusted operating income, excluding the specified items on the attached table, was $560 million, compared with $571 million in the previous year.

Second-quarter 2014 adjusted operating income, excluding the specified items, represented 21.6% of sales, versus 22.6% of sales a year ago.
The second-quarter 2014 effective tax rate was 26.6%, versus an effective tax rate of 22.4% in the second quarter of 2013. The second quarter fiscal 2014 effective tax rate was negatively impacted by a charge of $104 million, primarily related to the potential settlement of certain tax matters that predate the company’s 2007 separation from Tyco International Ltd. The second-quarter 2014 adjusted tax rate, excluding this charge, was 16.7%, versus 16.2%, excluding the specified items on the attached table, in the second quarter a year earlier.
Diluted GAAP earnings per share from continuing operations were $0.97 in the second quarter of 2014, versus $0.80 per share in the comparable quarter last year. Second-quarter 2014 adjusted diluted earnings per share from continuing operations, excluding the specified items on the attached table, were $0.96, versus $0.93 a year ago.
For the first six months of fiscal 2014, net sales of $5.24 billion were 3% above the $5.10 billion in the first half of the previous year. Operational sales growth was 5%, as foreign exchange rate movement lowered the six-month sales growth rate by two percentage points.
The company reported operating income of $1.11 billion in the first six months of fiscal 2014, virtually unchanged from that of the comparable prior year period. Six-month 2014 adjusted operating income, excluding the specified items on the attached table, was $1.16 billion, versus $1.18 billion in the first six months of the prior year. Six-month 2014 adjusted operating income, excluding the specified items, represented 22.1% of sales, versus 23.1% a year ago.
The effective tax rate was 24.7% for the first six months of fiscal 2014, versus an effective tax rate of 19.5% in the same period of 2013. Excluding the specified items on the attached table, the adjusted tax rate for the first six months of 2014 was 17.1%, versus 16.8% in the first six months of 2013.
For the first six months of fiscal 2014, diluted GAAP earnings per share from continuing operations were $1.84, versus $1.75 in the year-ago period. Excluding the specified items on the attached table, adjusted diluted earnings per share from continuing operations were $1.96, versus $1.90 in the comparable period last year.
PRODUCT LINE SALES RESULTS
Surgical Solutions sales of $1.21 billion in the second quarter were 4% higher than the $1.17 billion in the comparable quarter of last year. Operational sales growth was 6%, as foreign exchange rate movement reduced the quarterly sales growth rate by two percentage points. Operationally, second-quarter sales in Advanced Surgical were well above those of the prior year, driven by another double-digit quarterly sales gain for vessel sealing and solid growth for stapling. In addition, sales of Advanced Surgical were aided by the acquisition of Given Imaging. In General Surgical, operational sales were slightly below those of a year ago, primarily as a result of the sale of the Confluent biosurgery product line in January 2014.
For the first six months of fiscal 2014, Surgical Solutions sales rose 5% to $2.47 billion from $2.36 billion in the comparable period a year ago. Operational sales growth was 7%, as foreign exchange rate movement reduced the sales growth rate by two percentage points.
Vascular Therapies sales of $409 million in the second quarter were 1% higher than last year’s second-quarter sales of $406 million. Operational sales growth was 2%, as foreign exchange rate movement reduced the quarterly sales growth rate by one percentage point. Sales in Peripheral Vascular were somewhat above those of a year ago, primarily due to notable sales of compression products. Neurovascular sales were unchanged from a year ago, as very good growth in the United States was offset by competitive pressure in the European market, the timing of customer orders in Emerging Markets and a recent voluntary product recall.
For the first six months of fiscal 2014, Vascular Therapies sales increased 1% to $834 million from $822 million in the prior-year period. Operational sales growth was 4%, as foreign exchange rate movement reduced the sales growth rate by three percentage points.
Respiratory and Patient Care second-quarter sales of $976 million were 2% higher than last year’s second-quarter sales of $958 million. Operational sales growth was 3%, as foreign exchange rate movement reduced the quarterly sales growth rate by one percentage point. Despite a very weak flu season, Patient Monitoring sales rose moderately during the quarter, primarily resulting from increased sales of capnography products, which grew well above 30%. Sales in Airway & Ventilation grew slightly during the quarter, as a modest increase in sales of ventilators more than offset the decline in sales of airway products. In Nursing Care, sales were somewhat above those in the prior year quarter, mainly due to increases in sales of incontinence and enteral feeding products. Patient Care sales were moderately above those of a year ago, led by an increase in sales of SharpSafetyTM products resulting primarily from favorable pricing and a competitive shortage of pre-filled syringes.
For the first six months of fiscal 2014, Respiratory and Patient Care sales increased 1% to $1.93 billion from $1.92 billion in the comparable period a year ago. Operational sales growth was 2%, as foreign exchange rate movement reduced the sales growth rate by one percentage point.
FISCAL 2014 OUTLOOK
There are no changes to the company’s previously issued 2014 guidance.
ABOUT COVIDIEN
Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien develops, manufactures and sells a diverse range of industry-leading medical device and supply products. With 2013 revenue of $10.2 billion, Covidien has more than 38,000 employees worldwide in more than 70 countries, and its products are sold in over 150 countries. Please visit www.covidien.com to learn more about our business.
CONTACTS

Jacqueline Strayer	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
jacqueline.strayer@covidien.com	cole.lannum@covidien.com

Lisa Clemence	Todd Carpenter
Director	Senior Director
Corporate Communications	Investor Relations
508-452-4375	508-452-4363
lisa.clemence@covidien.com	todd.carpenter@covidien.com

CONFERENCE CALL AND WEBCAST
The company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	At Covidien’s website: http://investor.covidien.com

•
By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 866-318-8619. For participants outside the U.S., the dial-in number is 617-399-5138. The access code for all callers is 52526602.

•
Through an audio replay: A replay of the conference call will be available beginning at 11:30 a.m. on April 25, 2014, and ending at 5:00 p.m. on May 2, 2014. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 14785021.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including operational growth, adjusted gross margin, adjusted operating income, adjusted earnings per share and adjusted operating margin, which are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations.
These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP). The company’s definition of these non-GAAP measures may differ from similarly titled measures used by others.
The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.
Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company’s reported results of operations, management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
FORWARD-LOOKING STATEMENTS
Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products, keep pace with advances in technology and compete effectively, implementation of healthcare reform in the United States and globally, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, rising commodity costs, risk of cyber-attacks, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations and the Foreign Corrupt Practices Act, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, manufacturing or supply chain problems or disruptions, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, risks associated with doing business outside of the United States, foreign currency exchange rates, environmental liabilities and tax legislation and potential tax liabilities. These and other factors are identified and described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 27, 2013, and in subsequent filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien plc
Consolidated Statements of Income (Unaudited)
Quarters Ended March 28, 2014 and March 29, 2013
(dollars in millions, except per share data)

	Quarter Ended	Percent of	Quarter Ended	Percent of
	March 28, 2014	Net Sales	March 29, 2013	Net Sales
Net sales	$2,598	100.0%	$2,530	100.0%
Cost of goods sold (1)	1,080	41.6	1,002	39.6
Gross profit	1,518	58.4	1,528	60.4
Selling, general and administrative expenses (1)	896	34.5	830	32.8
Research and development expenses	135	5.2	122	4.8
Restructuring charges, net	16	0.6	54	2.1
Gain on divestiture, net	(111)	(4.3)	—	—
Operating income	582	22.4	522	20.6
Interest expense	(54)	(2.1)	(51)	(2.0)
Interest income	6	0.2	2	0.1
Other income, net	67	2.6	17	0.7
Income from continuing operations before income taxes	601	23.1	490	19.4
Income tax expense	160	6.2	110	4.3
Income from continuing operations	441	17.0	380	15.0
Income from discontinued operations, net of income taxes	—	—	59	2.3
Net income	$441	17.0	$439	17.4
Basic earnings per share:
Income from continuing operations	$0.98		$0.80
Income from discontinued operations	—		0.13
Net income	0.98		0.93
Diluted earnings per share:
Income from continuing operations	$0.97		$0.80
Income from discontinued operations	—		0.12
Net income	0.97		0.92
Weighted-average number of shares outstanding (in millions):
Basic	451		471
Diluted	454		476

(1) Amortization expense of intangible assets is included in the following income statement captions in the amounts shown:
Cost of goods sold	$38		$40
Selling, general and administrative expenses	18		16
Amortization expense from continuing operations	56		56
Tax impact	(15)		(15)
	$41		$41
Earnings per share impact on continuing operations	$0.09		$0.09

Covidien plc
Non-GAAP Reconciliations (Unaudited)
Quarters Ended March 28, 2014 and March 29, 2013
(dollars in millions, except per share data)

	Quarter Ended March 28, 2014
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (1)	Diluted earnings per share from continuing operations
GAAP	$2,598	$1,518	58.4%	$582	22.4%	$601	$441	$0.97
Adjustments:
Transaction costs (2)	—	4		7		7	5	0.01
Restructuring and related charges, net (3)	—	1		17		17	13	0.03
Environmental charge (4)	—	—		65		65	40	0.09
Gain on divestiture, net (5)	—	—		(111)		(111)	(111)	(0.25)
Impact of tax sharing agreement (6)	—	—		—		(57)	(57)	(0.13)
Tax matters (7)	—	—		—		—	104	0.23
As adjusted	$2,598	$1,523	58.6	$560	21.6	$522	$435	0.96

	Quarter Ended March 29, 2013
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (1)	Diluted earnings per share from continuing operations
GAAP	$2,530	$1,528	60.4%	$522	20.6%	$490	$380	$0.80
Adjustments:
Restructuring and related charges, net (8)	—	1		55		55	38	0.08
Acquisition-related adjustments (9)	—	—		(6)		(14)	(13)	(0.03)
Tax matters (10)	—	—		—		—	40	0.08
As adjusted	$2,530	$1,529	60.4	$571	22.6	$531	$445	0.93

(1) Adjustments are tax effected at the applicable local statutory tax rates.

(2)  Includes acquisition-related costs, $4 million of which relates to the sale of acquired inventory that had been written up to fair value upon acquisition and is included in cost of goods sold and $3 million of which relates to transaction costs that are included in selling, general and administrative expenses.

(3) Includes $16 million in restructuring charges, net and $1 million of restructuring-related accelerated depreciation included in cost of goods sold.

(4) Represents the estimated incremental cost to remediate environmental matters at a site located in Orrington, Maine included in selling, general and administrative expenses.

(5) Represents the net gain recognized in connection with the sale of our Confluent biosurgery product line.

(6) Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and TE Connectivity included in other income, net.

(7) Primarily relates to the potential settlement of certain pre-2007 Tyco separation tax matters subject to our tax sharing agreement with Tyco International and TE Connectivity.

(8) Includes $54 million in restructuring charges, net and $1 million of restructuring-related accelerated depreciation included in cost of goods sold.

(9)  Includes $6 million of income which relates to an adjustment to contingent consideration and is included in selling, general and administrative expenses and $8 million of income which relates to a gain associated with our acquisition of CV Ingenuity and is included in other income, net.

(10)  Includes $47 million of tax expense generated in connection with the restructuring of legal entities in advance of the separation of our Pharmaceuticals business, partially offset by $7 million related to the fiscal 2012 portion of the retroactive re-enactment of the U.S. research and development tax credit.

Covidien plc
Sales by Geography (Unaudited)
Quarters Ended March 28, 2014 and March 29, 2013
(dollars in millions)

	Quarter Ended
	March 28, 2014	March 29, 2013	Percent change	Currency impact	Operational growth (1)
U.S.	$448	$439	2%	—%	2%
Non-U.S. Developed Markets (2)	531	518	3	(1)	4
Emerging Markets (3)	234	209	12	(6)	18
Surgical Solutions	$1,213	$1,166	4	(2)	6

U.S.	$226	$225	—%	—%	—%
Non-U.S. Developed Markets (2)	126	123	2	(3)	5
Emerging Markets (3)	57	58	(2)	(4)	2
Vascular Therapies	$409	$406	1	(1)	2

U.S.	$603	$593	2%	—%	2%
Non-U.S. Developed Markets (2)	281	280	—	(3)	3
Emerging Markets (3)	92	85	8	(7)	15
Respiratory and Patient Care	$976	$958	2	(1)	3

U.S.	$1,277	$1,257	2%	—%	2%
Non-U.S. Developed Markets (2)	938	921	2	(2)	4
Emerging Markets (3)	383	352	9	(5)	14
Total Covidien	$2,598	$2,530	3	(1)	4

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

(2) Non-U.S. Developed Markets includes Western Europe, Japan, Canada, Australia and New Zealand.

(3) Emerging Markets includes Eastern Europe, Middle East, Africa, Asia (excluding Japan) and Latin America.

Covidien plc
Product Line Sales (Unaudited)
Quarters Ended March 28, 2014 and March 29, 2013
(dollars in millions)

	Quarter Ended
	March 28, 2014	March 29, 2013	Percent change	Currency impact	Operational growth (1)
Advanced Surgical	$835	$774	8%	(1)%	9%
General Surgical	378	392	(4)	(2)	(2)
Surgical Solutions	1,213	1,166	4	(2)	6
Peripheral Vascular	298	295	1	(2)	3
Neurovascular	111	111	—	—	—
Vascular Therapies	409	406	1	(1)	2
Patient Monitoring	258	250	3	(1)	4
Airway & Ventilation	190	191	(1)	(3)	2
Nursing Care	258	254	2	(1)	3
Patient Care	270	263	3	(1)	4
Respiratory and Patient Care	976	958	2	(1)	3
Total Covidien	$2,598	$2,530	3	(1)	4

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc
Segment Sales (Unaudited)
Quarters Ended March 28, 2014 and March 29, 2013
(dollars in millions)

	Quarter Ended
	March 28, 2014	March 29, 2013	Percent change	Currency impact	Operational growth (1)
Medical Devices	$2,199	$2,143	3%	(1)%	4%
U.S. Medical Supplies	399	387	3	—	3
Total Covidien	$2,598	$2,530	3	(1)	4

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc
Consolidated Statements of Income (Unaudited)
Six Months Ended March 28, 2014 and March 29, 2013
(dollars in millions, except per share data)

	Six Months Ended	Percent of	Six Months Ended	Percent of
	March 28, 2014	Net Sales	March 29, 2013	Net Sales
Net sales	$5,237	100.0%	$5,097	100.0%
Cost of goods sold (1)	2,156	41.2	2,032	39.9
Gross profit	3,081	58.8	3,065	60.1
Selling, general and administrative expenses (1)	1,746	33.3	1,652	32.4
Research and development expenses	260	5.0	233	4.6
Restructuring charges, net	73	1.4	62	1.2
Gain on divestiture, net	(111)	(2.1)	—	—
Operating income	1,113	21.3	1,118	21.9
Interest expense	(107)	(2.0)	(102)	(2.0)
Interest income	8	0.2	5	0.1
Other income, net	100	1.9	18	0.4
Income from continuing operations before income taxes	1,114	21.3	1,039	20.4
Income tax expense	275	5.3	203	4.0
Income from continuing operations	839	16.0	836	16.4
Income from discontinued operations, net of income taxes	—	—	96	1.9
Net income	$839	16.0	$932	18.3
Basic earnings per share:
Income from continuing operations	$1.86		$1.77
Income from discontinued operations	—		0.20
Net income	1.86		1.97
Diluted earnings per share:
Income from continuing operations	$1.84		$1.75
Income from discontinued operations	—		0.20
Net income	1.84		1.96
Weighted-average number of shares outstanding (in millions):
Basic	451		472
Diluted	455		476

(1) Amortization expense of intangible assets is included in the following income statement captions in the amounts shown:
Cost of goods sold	$76		$79
Selling, general and administrative expenses	33		32
Amortization expense from continuing operations	109		111
Tax impact	(28)		(31)
	$81		$80
Earnings per share impact on continuing operations	$0.18		$0.17

Covidien plc
Non-GAAP Reconciliations (Unaudited)
Six Months Ended March 28, 2014 and March 29, 2013
(dollars in millions, except per share data)

	Six Months Ended March 28, 2014
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (1)	Diluted earnings per share from continuing operations
GAAP	$5,237	$3,081	58.8%	$1,113	21.3%	$1,114	$839	$1.84
Adjustments:
Renal denervation charges, net (2)	—	3		9		9	22	0.05
Transaction costs (3)	—	4		7		7	5	0.01
Restructuring and related charges, net (4)	—	3		76		76	62	0.14
Environmental charge (5)	—	—		65		65	40	0.09
Gain on divestiture, net (6)	—	—		(111)		(111)	(111)	(0.24)
Impact of tax sharing agreement (7)	—	—		—		(85)	(85)	(0.19)
Tax matters (8)	—	—		—		—	119	0.26
As adjusted	$5,237	$3,091	59.0	$1,159	22.1	$1,075	$891	1.96

	Six Months Ended March 29, 2013
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (1)	Diluted earnings per share from continuing operations
GAAP	$5,097	$3,065	60.1%	$1,118	21.9%	$1,039	$836	$1.75
Adjustments:
Restructuring and related charges, net (9)	—	1		63		63	40	0.09
Acquisition-related adjustments (10)	—	—		(6)		(14)	(13)	(0.03)
Tax matters (11)	—	—		—		—	42	0.09
As adjusted	$5,097	$3,066	60.2	$1,175	23.1	$1,088	$905	1.90

(1) Adjustments are tax effected at the applicable local statutory tax rates.

(2)  Represents charges associated with the exit of our OneShot™ renal denervation program totaling $35 million, of which $32 million is included in selling, general and administrative expenses and primarily relates to the impairment of intangible assets. The remaining $3 million relates to the write-off of inventory and is included in cost of goods sold. These charges are partially offset by income of $26 million resulting from the reversal of contingent consideration associated with the fiscal 2012 acquisition of Maya Medical, which is included in selling, general and administrative expenses. In connection with these transactions, we recognized $24 million of income tax expense, of which $22 million related to the write-off of a prepaid tax asset that had been established in connection with the acquisition of Maya Medical. This income tax expense was partially offset by an $11 million income tax benefit on the pre-tax charges, resulting in a total net tax expense of $13 million.

(3) Includes acquisition-related costs, $4 million of which relates to the sale of acquired inventory that had been written up to fair value upon acquisition and is included in cost of goods sold and $3 million of which relates to transaction costs that are included in selling, general and administrative expenses.

(4) Includes $73 million in restructuring charges, net and $3 million of restructuring-related accelerated depreciation included in cost of goods sold.

(5) Represents the estimated incremental cost to remediate environmental matters at a site located in Orrington, Maine included in selling, general and administrative expenses.

(6) Represents the net gain recognized in connection with the sale of our Confluent biosurgery product line.

(7) Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and TE Connectivity and, to a lesser extent, our portion of Tyco International’s settlement of contract claims under a 2002 tax agreement with CIT Group Inc., a former subsidiary of Tyco International, both of which are included in other income, net.

(8) Primarily relates to the potential settlement of certain pre-2007 Tyco separation tax matters subject to our tax sharing agreement with Tyco International and TE Connectivity.

(9) Includes $62 million in restructuring charges, net and $1 million of restructuring-related accelerated depreciation included in cost of goods sold.

(10) Includes $6 million of income which relates to an adjustment to contingent consideration and is included in selling, general and administrative expenses and $8 million of income which relates to a gain associated with our acquisition of CV Ingenuity and is included in other income, net.

(11)  Includes $47 million of tax expense generated in connection with the restructuring of legal entities in advance of the separation of our Pharmaceuticals business and $2 million of tax expense resulting from an adjustment to prior year deferred income tax assets, partially offset by $7 million related to the fiscal 2012 portion of the retroactive re-enactment of the U.S. research and development tax credit.

Covidien plc
Sales by Geography (Unaudited)
Six Months Ended March 28, 2014 and March 29, 2013
(dollars in millions)

	Six Months Ended
	March 28, 2014	March 29, 2013	Percent change	Currency impact	Operational growth (1)
U.S.	$927	$896	3%	—%	3%
Non-U.S. Developed Markets (2)	1,070	1,046	2	(3)	5
Emerging Markets (3)	477	418	14	(4)	18
Surgical Solutions	$2,474	$2,360	5	(2)	7

U.S.	$463	$456	2%	—%	2%
Non-U.S. Developed Markets (2)	256	258	(1)	(5)	4
Emerging Markets (3)	115	108	6	(4)	10
Vascular Therapies	$834	$822	1	(3)	4

U.S.	$1,194	$1,174	2%	—%	2%
Non-U.S. Developed Markets (2)	546	558	(2)	(4)	2
Emerging Markets (3)	189	183	3	(5)	8
Respiratory and Patient Care	$1,929	$1,915	1	(1)	2

U.S.	$2,584	$2,526	2%	—%	2%
Non-U.S. Developed Markets (2)	1,872	1,862	1	(3)	4
Emerging Markets (3)	781	709	10	(4)	14
Total Covidien	$5,237	$5,097	3	(2)	5

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

(2) Non-U.S. Developed Markets includes Western Europe, Japan, Canada, Australia and New Zealand.

(3) Emerging Markets includes Eastern Europe, Middle East, Africa, Asia (excluding Japan) and Latin America.

Covidien plc
Product Line Sales (Unaudited)
Six Months Ended March 28, 2014 and March 29, 2013
(dollars in millions)

	Six Months Ended
	March 28, 2014	March 29, 2013	Percent change	Currency impact	Operational growth (1)
Advanced Surgical	$1,688	$1,564	8%	(2)%	10%
General Surgical	786	796	(1)	(2)	1
Surgical Solutions	2,474	2,360	5	(2)	7
Peripheral Vascular	613	605	1	(3)	4
Neurovascular	221	217	2	—	2
Vascular Therapies	834	822	1	(3)	4
Patient Monitoring	508	491	3	(2)	5
Airway & Ventilation	372	387	(4)	(3)	(1)
Nursing Care	517	508	2	(2)	4
Patient Care	532	529	1	—	1
Respiratory and Patient Care	1,929	1,915	1	(1)	2
Total Covidien	$5,237	$5,097	3	(2)	5

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc
Segment Sales (Unaudited)
Six Months Ended March 28, 2014 and March 29, 2013
(dollars in millions)

	Six Months Ended
	March 28, 2014	March 29, 2013	Percent change	Currency impact	Operational growth (1)
Medical Devices	$4,450	$4,325	3%	(2)%	5%
U.S. Medical Supplies	787	772	2	—	2
Total Covidien	$5,237	$5,097	3	(2)	5

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.